Exhibit 99.1

Leatt Corporation Announces Results for

the Third Quarter 2026

Global revenues increase 43% to $20.46 million, highest quarterly revenues in four years; Net income increases 309% to $2.20 million

CAPE TOWN, South Africa, (November 12, 2026) – Leatt Corporation (OTCQB: LEAT), a leading developer and marketer of head-to-toe protective equipment for MOTO, MTB, ADV and a wide range of extreme and high-velocity sports, today announced financial results for the third quarter ended September 30, 2026. All financial numbers are in U.S. dollars.

Third Quarter 2026 and Recent Highlights

●	Q3 2026 revenues increased 43% to $20.46 million, compared to $14.34 million in Q3 2025, the Company’s highest quarterly revenues in four years.

●	Sales to global distributors increased 52%, dealer direct revenues increased 24% and consumer direct sales increased 25%.

●	Q3 2026 net income increased 309% to $2.20 million, or $0.35 per basic and $0.34 per diluted share, compared to $0.54 million, or $0.09 per basic and $0.08 per diluted share, in Q3 2025.

●	For the nine months ended September 30, 2026, revenues increased 23% to $56.36 million, compared to $45.89 million for the same period in 2025.

●	For the nine months ended September 30, 2026, net income increased 74% to $4.88 million, or $0.78 per basic and $0.76 per diluted share, compared to $2.80 million, or $0.45 per basic and $0.43 per diluted share, for the same period in 2025.

●	Cash flows provided by operating activities were $4.59 million for the first nine months of 2026, compared to $1.45 million for the first nine months of 2025.

●	Launched GRiTT by LeattTM, the Company’s first consumable product line, with initial shipments exceeding expectations.

●	Launched two MTB shoes with unique SuperTackTM technology designed to maximize grip.

Chief Executive Officer Sean Macdonald commented, “The third quarter of 2026 was a strong quarter by nearly every measure. Total global revenues of $20.46 million were our highest in four years, up 43% over the third quarter of 2025. Sales to global distributors increased by 52%, dealer direct revenues increased by 24% and consumer direct sales increased by 25%. U.S. revenues increased by 24% to $5.33 million. International revenues increased by 50% to $15.12 million.

“Net income for the third quarter increased by 309% to $2.20 million as compared to the third quarter of 2025. Gross profit increased by 48% to $9.32 million, in part due to the recoupment of global trade tariffs levied on the importation of goods into the U.S.

“Our growth was broad-based across product categories. Body armor sales increased by $2.93 million, helmet sales increased by $2.25 million, and other products, parts and accessories sales increased by $1.04 million as compared to the third quarter of 2025. Only sales of our flagship neck brace declined slightly, by $0.11 million, against a strong prior-year quarter in which neck brace volumes grew 39%.

“In terms of marketing and product launches, the third quarter of 2026 was one of our busiest ever. We launched global campaigns across all three of our riding categories—MOTO, MTB and ADV—designed to support the sell-through we are seeing at dealers and distributors. We also launched our first consumable product line, GRiTT by LeattTM, a range of premium bike care products. This momentum continues into the fourth quarter of 2026. This week we launched two new MTB flat-pedal riding shoes featuring our unique SuperTackTM technology, designed to maximize grip and enhance the riding experience.

“For the nine months ended September 30, 2026, revenues increased 23% to $56.36 million, and net income increased 74% to $4.88 million. Consumer direct sales continued to be a highlight, increasing by 48% to $5.24 million. Gross profit increased by 27% and gross profit as a percentage of sales improved to 45% from 43% as compared to the same period in 2025.”

Founder and Chairman Dr. Christopher Leatt remarked: “Our latest product releases are the result of years of work by our design and engineering team, and they show the depth of the pipeline that we have been building across riding categories. In MOTO, our model year 2027 5.5 Racewear range introduced innovations such as HeatGripTM, a durable inner-knee material that replaces leather. In MTB, our SuperTackTM technology, featured in two new flat-pedal shoes, was refined through seven rubber compounds and five outsole designs before testing by more than 100 riders. And with GRiTT by LeattTM, we have entered the bike care market with our first consumable product line. Innovation that improves the riding experience has been at the heart of Leatt since day one.”

Summary of Third Quarter 2026 Revenues

Revenues for the third quarter ended September 30, 2026 were $20.46 million, a 43% increase, compared to $14.34 million for the third quarter ended September 30, 2025. This increase in worldwide revenues was attributable to a $2.93 million increase in body armor sales, a $2.25 million increase in helmet sales and a $1.04 million increase in other products, parts and accessories sales, partially offset by a $0.11 million decrease in neck brace sales.

Revenues generated from sales to our customers in the U.S. increased by 24%, from $4.29 million to $5.33 million for the quarter ended September 30, 2026.

Revenues associated with international customers were $15.12 million and $10.06 million, or 74% and 70% of revenues for the quarters ended September 30, 2026 and 2025, respectively.

Balance Sheet and Cash

Cash, cash equivalents and restricted cash increased by $2.27 million since year-end to $15.50 million at September 30, 2026. Cash flows provided by operations were $4.59 million for the first nine months of 2026, more than three times the $1.45 million for the same period in 2025.

Despite 23% revenue growth, inventory decreased by $1.60 million since year-end, reflecting strong sell-through and disciplined working capital management. The current ratio at September 30, 2026 was 4.7:1. The Company continued to return capital to shareholders through its share repurchase program, repurchasing $181,555 of common stock during the first nine months of 2026.

Business Outlook

Macdonald added: “We are on track for a solid year in 2026. While there is still the potential for geopolitical headwinds, we are optimistic that the traction we have gained will continue. Participation remains strong, and demand for our expanding line of innovative products continues to grow, fueling robust international re-ordering patterns and momentum in domestic sales at the dealer and consumer levels.

“Our 2026 results clearly show the progress that we are making. In the third quarter, revenues grew 43% while operating costs grew only 15%, lifting our net margin to 10.8% from 3.8% a year ago. For the nine months ended September 30, 2026, helmet sales are up 48% and footwear revenues are up 67%.

“We believe that this momentum will be sustained as we continue to invest in building Leatt as a global consumer brand that riders are compelled to engage with. We are actively building out our global team of sales, marketing and brand management professionals and continuing to build a pipeline of innovative products.

“The Leatt team just returned from our global distributor conference in Barcelona energized and enthusiastic. Our distributors, customers and business partners joined us and are excited by the momentum we are building in expanding our product pipeline, amplifying our brand and reaching a much wider riding audience.”

Conference Call

The Company will host a conference call at 10:00 am ET on Thursday, November 12, 2026, to discuss the 2026 third quarter results.

Participants should dial in to the call ten minutes before the scheduled time, using the following numbers: 1-800-420-1459 (U.S.A) or 1-203-518-9861 (international) to access the call.

Audio Webcast

There will also be a simultaneous live webcast through the Company’s website, www.leatt-corp.com. Participants should register on the website approximately ten minutes prior to the start of the webcast.

Replay

An audio replay of the conference call will be available for seven days and can be accessed by dialing 1-844-512-2921 (U.S.A) or 1-412-317-6671 (international). The replay passcode is 11163009.

For those unable to attend the call, a recording of the live webcast will be archived shortly following the event for 30 days on the Company’s website.

About Leatt Corporation

Driven by the science of thrill, Leatt Corporation develops head-to-toe personal protective gear for extreme and action sports. This includes the award-winning Leatt-Brace®, a neck brace system considered the gold standard for neck protection when worn in conjunction with a helmet. Leatt products are designed for participants in extreme sports that use motorcycles, bicycles, mountain bikes, all-terrain vehicles, snowmobiles, and other open-air vehicles. For more information, visit www.leatt.com.

Follow Leatt® on Facebook and Instagram.

Forward-looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, and actual results could differ materially. There are a number of factors that could cause actual events and our financial results to differ materially from those indicated by such forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on March 24, 2026, and periodic reports filed with the SEC on or after the date thereof. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These forward-looking statements include, among other things, statements relating to:

●	our expectations regarding growth in the motor sports and bicycle market;

●	our expectation regarding increasing demand for protective equipment used in the motor sports and bicycle market;

●	our belief that we will be able to effectively compete with our competitors and increase our market share;

●	our expectations with respect to increased revenue growth and our ability to achieve profitability resulting from increases in our production volumes; and

●	our future business development, results of operations and financial condition.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this press release. You should read this press release completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future. Accordingly, readers are cautioned not to put undue reliance on these forward-looking statements.

Contact:

Michael Mason

Investor Relations

Investor-info@leatt.com

[FINANCIAL TABLES TO FOLLOW]

LEATT CORPORATION

CONSOLIDATED BALANCE SHEETS

	September 30, 2026	December 31, 2025
	Unaudited	Audited
ASSETS
Current Assets
Cash and cash equivalents	$15,434,899	$12,988,111
Restricted cash	63,375	244,936
Accounts receivable, net	13,627,880	7,904,885
Inventory, net	19,297,738	20,897,693
Payments in advance	876,748	1,197,284
Income tax receivable	433,821	734,193
Prepaid expenses and other current assets	4,852,799	3,634,255
Total current assets	54,587,260	47,601,357

Property and equipment, net	3,836,490	3,660,704
Operating lease right-of-use assets, net	108,456	342,413
Deferred tax asset, net	396,294	396,294

Other Assets
Deposits	45,548	45,189

Total Assets	$58,974,048	$52,045,957

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable and accrued expenses	$11,414,570	$8,595,892
Refund liability	65,164	65,140
Notes payable, current	-	1,804
Operating lease liabilities, current	108,456	309,019
Other current liabilities	54,659	8,370
Short term loan, net of finance charges	6,108	800,000
Total current liabilities	11,648,957	9,780,225

Operating lease liabilities, net of current portion	-	33,394
Total liabilities	11,648,957	9,813,619

Commitments and contingencies

Preferred stock, $.001 par value, 1,120,000 shares authorized, 120,000 shares issued and outstanding as of September 30, 2026 and December 31, 2025	3,000	3,000
Common stock, $.001 par value, 28,000,000 shares authorized, 6,219,239 shares issued and 6,217,417 outstanding as of September 30, 2026 and 6,255,989 shares issued and 6,234,689 outstanding as of December 31, 2025	130,517	130,534
Accumulated other comprehensive loss	(1,070,125)	(983,640)
Retained earnings	36,742,688	31,859,103
Additional paid - in capital	11,540,169	11,478,399
Treasury stock, at cost, 1,822 and 21,300 shares of common stock, as of September 30, 2026 and December 31, 2025, respectively	(21,158)	(255,058)
Total stockholders’ equity	47,325,091	42,232,338

Total Liabilities and Stockholders’ Equity	$58,974,048	$52,045,957

The accompanying notes are an integral part of these consolidated financial statements

LEATT CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2026	2025	2026	2025
	Unaudited	Unaudited	Unaudited	Unaudited

Revenues	$20,458,825	$14,343,992	$56,357,255	$45,888,195

Cost of Revenues	11,136,778	8,027,864	31,025,539	25,961,861

Gross Profit	9,322,047	6,316,128	25,331,716	19,926,334

Product Royalty Income	204,397	51,300	712,331	184,904

Operating Expenses
Salaries and wages	2,146,365	1,890,062	6,471,245	5,593,679
Commissions and consulting expenses	208,700	205,300	664,154	550,456
Professional fees	217,579	143,857	720,074	659,253
Advertising and marketing	1,452,666	1,157,331	3,942,695	3,201,595
Office lease and expenses	258,550	244,197	698,318	589,493
Research and development costs	742,050	688,223	2,204,237	1,969,508
Bad debt expense (recovery)	39,301	35,284	88,840	(59,375)
General and administrative expenses	1,227,059	1,029,429	3,750,774	3,144,070
Depreciation	290,319	343,565	1,089,179	1,003,179
Total operating expenses	6,582,589	5,737,248	19,629,516	16,651,858

Income from Operations	2,943,855	630,180	6,414,531	3,459,380

Other Income
Interest and other income, net	83,907	100,756	234,671	300,640
Total other income	83,907	100,756	234,671	300,640

Income Before Provision for Income Taxes	3,027,762	730,936	6,649,202	3,760,020

Provision for Income taxes	823,860	191,680	1,765,617	960,906

Net Income Available to Common Shareholders	$2,203,902	$539,256	$4,883,585	$2,799,114

Net Income per Common Share
Basic	$0.35	$0.09	$0.78	$0.45
Diluted	$0.34	$0.08	$0.76	$0.43

Weighted Average Number of Common Shares Outstanding
Basic	6,222,104	6,212,483	6,229,291	6,216,379
Diluted	6,457,437	6,483,852	6,464,594	6,487,748

Comprehensive Income
Net Income	$2,203,902	$539,256	$4,883,585	$2,799,114
Other comprehensive income, net of $0 and $0 deferred income taxes in 2026 and 2025
Foreign currency translation	(132,572)	111,526	(86,485)	314,002

Total Comprehensive Income	$2,071,330	$650,782	$4,797,100	$3,113,116

The accompanying notes are an integral part of these consolidated financial statements

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2026 AND 2025

	2026	2025

Cash flows from operating activities
Net income	$4,883,585	$2,799,114
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,089,179	1,003,179
Stock-based compensation	477,208	366,539
Bad debt expense (recovery)	88,840	(69,424)
Inventory reserve	346,573	93,856
Gain on sale of property and equipment	(388)	(18,916)
Increase in refund liability	24	-
(Increase) decrease in:
Accounts receivable	(5,811,835)	(4,313,446)
Inventory	1,253,382	611,529
Payments in advance	320,536	(130,723)
Prepaid expenses and other current assets	(1,218,544)	(944,530)
Income tax receivable	300,372	31,330
Long-term accounts receivable	-	56,391
Deposits	(359)	(7,319)
Increase (decrease) in:
Accounts payable and accrued expenses	2,818,679	1,010,354
Income tax payable	-	958,993
Other current liabilities	46,289	-
Net cash provided by operating activities	4,593,541	1,446,927

Cash flows from investing activities
Capital expenditures	(1,243,151)	(771,864)
Proceeds from sale of property and equipment	743	19,916
Net cash used in investing activities	(1,242,408)	(751,948)

Cash flows from financing activities
Repayment of notes payable to bank	(1,804)	(23,379)
Repayments of short-term loan, net	(793,892)	(728,058)
Purchase of treasury stock under share repurchase plan	(181,555)	(136,686)
Net cash used in financing activities	(977,251)	(888,123)

Effect of exchange rates on cash, cash equivalents and restricted cash	(108,655)	216,507

Net increase in cash, cash equivalents and restricted cash	2,265,227	23,363

Cash, cash equivalents and restricted cash - beginning of period	13,233,047	12,368,100

Cash, cash equivalents and restricted cash - end of period	$15,498,274	$12,391,463

Reconciliation of cash, cash equivalents and restricted cash
Cash and cash equivalents	15,434,899	12,278,149
Restricted cash	63,375	113,314
Total cash, cash equivalents and restricted cash	$15,498,274	$12,391,463

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$46,120	$39,160

Other noncash investing and financing activities
Cancellation of treasury shares	$415,455	$-

The accompanying notes are an integral part of these consolidated financial statements